As filed with the Securities and Exchange Commission on March 10, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

U.S. Bancorp
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-0255900 (I.R.S. Employer Identification No.)
800 Nicollet Mall Minneapolis, Minnesota 55402-4302 (651) 466-3000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	James L. Chosy, Esq. 800 Nicollet Mall Minneapolis, Minnesota 55402-4302 (651) 466-3000 (Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Edward S. Best, Esq.
Jennifer J. Carlson, Esq.
Mayer Brown LLP
71 S. Wacker Dr.
Chicago, Illinois 60606
(312) 782-0600

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note
This Registration Statement contains:
•
a base prospectus to be used by U.S. Bancorp and/or one or more selling securityholders to be identified in the future in connection with offerings of its senior notes, subordinated notes, common stock, preferred stock, depositary shares, warrants to purchase debt securities, common stock, preferred stock or depositary shares, purchase contracts and units and by affiliates of U.S. Bancorp, including U.S. Bancorp Investments, Inc., in connection with market-making transactions from time to time in the securities described therein after they are initially offered and sold; and

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a market-making prospectus intended for use by affiliates of U.S. Bancorp, including U.S. Bancorp Investments, Inc., in connection with offers and sales related to the secondary market transactions in senior notes, subordinated notes, common stock, preferred stock, depositary shares, warrants to purchase debt securities, common stock, preferred stock or depositary shares, purchase contracts and units of U.S. Bancorp that were initially registered, and were initially offered and sold, under registration statements previously filed with the Securities and Exchange Commission by U.S. Bancorp.

PROSPECTUS
U.S. BANCORP
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units
The securities of each class may be offered and sold from time to time by us and/or by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement (including any underlying supplement and/or product supplement, the “prospectus supplement”) carefully before you invest in the securities described in the applicable prospectus supplement.
This prospectus, together with the applicable prospectus supplement describing the terms of the specific securities being offered and sold and the relevant pricing supplement, if any, may be used by our affiliates, including U.S. Bancorp Investments, Inc., in connection with market-making offers and sales of such securities in the secondary market as described above. These affiliates may act as principal or agent in such transactions. Such secondary market sales will be made at prices related to prevailing market prices at the time of sale. We will not receive any of the proceeds of such sales. Our affiliates, including U.S. Bancorp Investments, Inc., do not have any obligation to make a market in the above referenced securities and may discontinue their market-making activities at any time without notice, in their sole discretion. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.
U.S. Bancorp Investments, Inc. is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the securities referred to above. Accordingly, because U.S. Bancorp Investments, Inc. has a conflict of interest pursuant to FINRA Rule 5121, such participation in the offerings of such securities will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121.
Our common stock is listed on the New York Stock Exchange under the symbol “USB.”
Investing in the securities involves risks. Potential purchasers of the securities should consider the information set forth in the “Risk Factors” section in the applicable prospectus supplement and the discussion of risk factors contained in our annual and quarterly reports filed with the Securities and Exchange Commission, which are incorporated by reference into this prospectus.
None of the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation (the “FDIC”) or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
These securities will be our equity securities or unsecured obligations and are not savings accounts, deposits, or other obligations of any bank or non-bank subsidiary of ours. These securities are not guaranteed by U.S. Bancorp, or any other bank, and are not insured by the FDIC or any other government agency or instrumentality.
This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.
The date of this prospectus is March 10, 2023.

You should rely only on the information provided in this prospectus and any prospectus supplement, pricing supplement and free writing prospectus we have authorized describing the terms of the specific securities being offered pursuant to this prospectus and any such prospectus supplement, pricing supplement or free writing prospectus. U.S. Bancorp has not authorized anyone to provide you with any other information, and U.S. Bancorp takes no responsibility for any other information that others may provide you. You should not assume that the information contained or incorporated by reference in this prospectus, or in any prospectus supplement, pricing supplement or free writing prospectus we have authorized is accurate as of any date other than the date of the applicable document. This prospectus is not an offer to sell these securities, or a solicitation of an offer to buy these securities, in any jurisdiction where offers and sales are not permitted.
The words “we,” “our,” “ours” and “us” refer to U.S. Bancorp, unless otherwise indicated or unless the context requires otherwise.

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WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). Our SEC filings are available to the public on the SEC’s web site at http://www.sec.gov and may be accessed through our web site at https://ir.usbank.com/investor-relations/financial-information/sec-and-other-filings. Information on our web site is not a part of or incorporated by reference into this prospectus or any accompanying prospectus supplement, pricing supplement or free writing prospectus.
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus. We incorporate by reference the following documents listed below and all documents we subsequently file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment, prior to the termination of the offering of securities under this prospectus:
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Our Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 27, 2023.

•
Our Current Reports on Form 8-K filed on January 24, 2023 and March 8, 2023 and Form 8-K/A filed on February 16, 2023.

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Exhibit 99.1 to our Current Report on Form 8-K filed on January 25, 2023.

•
The description of our common stock set forth in Exhibit 4.2 of our Annual Report on Form 10-K for the year ended December 31, 2022, and any other amendment or reports filed for the purpose of updating such description.

Unless otherwise stated in the applicable reports, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not, and will not be, incorporated by reference.
We will provide without charge to each person (including any beneficial owner) to whom a prospectus is delivered, on the written or oral request of any such person, a copy of any or all of these filings (other than the exhibits to such documents, unless that exhibit is specifically incorporated by reference in that filing). Requests should be directed to:
U.S. Bancorp
800 Nicollet Mall
Minneapolis, Minnesota 55402
Attn: Investor Relations Department
(866) 775-9668

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U.S. BANCORP
We are a financial services holding company headquartered in Minneapolis, Minnesota, serving millions of local, national and global customers. We are registered as a bank holding company under the Bank Holding Company Act of 1956 (the “BHC Act”), and have elected to be treated as a financial holding company under the BHC Act. We provide a full range of financial services, including lending and depository services, cash management, capital markets, and trust and investment management services. We also engage in credit card services, merchant and ATM processing, mortgage banking, insurance, brokerage and leasing. We are the parent company of U.S. Bank National Association.
Our common stock is traded on the New York Stock Exchange under the ticker symbol “USB.” Our principal executive offices are located at 800 Nicollet Mall, Minneapolis, Minnesota 55402, and the contact telephone number is (866) 775-9668.
We refer you to the documents incorporated by reference into this prospectus, as described in the section “Where You Can Find More Information,” for more information about us and our businesses.
SECURITIES WE MAY OFFER
We may use this prospectus to offer securities in one or more offerings. One or more prospectus supplements, which we will provide each time we offer securities, or the relevant pricing supplement, if any, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement or any relevant pricing supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified. The securities of each class as described in this prospectus may also be offered and sold, from time to time, by one or more selling securityholders to be identified in the future.
We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject, in whole or in part, any proposed purchase of our securities. Each prospectus supplement or the relevant pricing supplement, if any, will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement or the relevant pricing supplement, if any, and any applicable fee, commission or discount arrangements with them.
This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement or supplements.
Debt Securities
We may sell our unsecured debt securities, which may be senior or subordinated in priority of payment. We will provide one or more prospectus supplements and a relevant pricing supplement, if any, that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.
Common Stock
We may sell our common stock, par value $0.01 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.
Preferred Stock and Depositary Shares
We may sell shares of our preferred stock, par value $1.00 per share, in one or more series. We also may issue preferred stock that will be represented by depositary shares. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of

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calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the liquidation preference of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock or depositary shares.
Warrants
We may sell warrants to purchase our senior notes, subordinated notes, shares of our common stock, shares of our preferred stock or depositary shares. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.
Purchase Contracts
We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our senior notes, subordinated notes, common stock, preferred stock or depositary shares.
Units
We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement or the relevant pricing supplement, if any, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including working capital, capital expenditures, investments in or advances to existing or future subsidiaries, repayment of maturing obligations and refinancing of outstanding indebtedness. Pending such use, we may temporarily invest the proceeds or use them to reduce short-term indebtedness. We will not receive any proceeds from the sales of any securities by selling securityholders.
VALIDITY OF SECURITIES
Unless otherwise indicated in the applicable prospectus supplement or the relevant pricing supplement, if any, the validity of the securities offered by this prospectus will be passed upon for us by our counsel, Mayer Brown LLP, Chicago, Illinois. Certain legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement or the relevant pricing supplement.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of our internal control over financial reporting as of December 31, 2022, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
Deloitte & Touche LLP, an independent auditor, has audited the consolidated financial statements of MUFG Union Bank, N.A. as of and for the year ended December 31, 2021 incorporated by reference in this prospectus by reference to U.S. Bancorp’s Current Report on Form 8-K/A filed on February 16, 2023, as stated in its reports. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

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U.S. Bancorp
DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
WARRANTS
PURCHASE CONTRACTS
UNITS

PROSPECTUS

March 10, 2023

PROSPECTUS
U.S. BANCORP
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units
Affiliates of U.S. Bancorp, including U.S. Bancorp Investments, Inc., may use this prospectus in connection with market-making offers and sales in the secondary market of all outstanding debt securities, common stock, preferred stock, depositary shares, warrants to purchase debt securities, common stock, preferred stock or depositary shares, purchase contracts and units issued by U.S. Bancorp as referenced herein. These affiliates may act as principal or agent in those transactions. Secondary market sales made by them will be made at prices related to prevailing market prices at the time of sale. These affiliates, including U.S. Bancorp Investments, Inc., do not have any obligation to make a market in the above referenced securities and may discontinue their market-making activities at any time without notice, in their sole discretion.
Investing in the securities involves risks. Potential purchasers of the securities should consider the information set forth in the “Risk Factors” section in the applicable prospectus supplement and the discussion of risk factors contained in our annual and quarterly reports filed with the Securities and Exchange Commission, which are incorporated by reference into this prospectus.
None of the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation (the “FDIC”) or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
These securities are our equity securities or unsecured obligations and are not savings accounts, deposits, or other obligations of any bank or non-bank subsidiary of ours. These securities are not guaranteed by U.S. Bancorp, or any other bank, and are not insured by the FDIC or any other government agency or instrumentality.
These securities are being offered for sale only in jurisdictions where sales are permitted.

The date of this prospectus is March 10, 2023.

U.S. Bancorp is responsible for the information provided in this prospectus, and any prospectus supplement, pricing supplement and free writing prospectus we have authorized describing the terms of the specific securities being offered and sold in the secondary market. U.S. Bancorp has not authorized anyone to provide you with any other information, and U.S. Bancorp takes no responsibility for any other information that others may provide you. You should not assume that the information contained or incorporated by reference in this prospectus, or in any prospectus supplement, pricing supplement or free writing prospectus we have authorized is accurate as of any date other than the date of the applicable document. This prospectus is not an offer to sell these securities, or a solicitation of an offer to buy these securities, in any jurisdiction where offers and sales are not permitted.
The words “we,” “our,” “ours” and “us” refer to U.S. Bancorp, unless otherwise indicated or unless the context requires otherwise.

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WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our SEC filings are available to the public on the SEC’s web site at http://www.sec.gov and may be accessed through our web site at https://ir.usbank.com/investor-relations/financial-information/sec-and-other-filings. Information on our web site is not a part of or incorporated by reference into this prospectus or any accompanying prospectus supplement, pricing supplement or free writing prospectus.
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus. We incorporate by reference the following documents listed below and all documents we subsequently file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment, prior to the termination of the offering of securities under this prospectus:
•
Our Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 27, 2023.

•
Our Current Reports on Form 8-K filed on January 24, 2023 and March 8, 2023 and Form 8-K/A filed on February 16, 2023.

•
Exhibit 99.1 to our Current Report on Form 8-K filed on January 25, 2023.

•
The description of our common stock set forth in Exhibit 4.2 of our Annual Report on Form 10-K for the year ended December 31, 2022, and any other amendment or reports filed for the purpose of updating such description.

Unless otherwise stated in the applicable reports, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not, and will not be, incorporated by reference.
We will provide without charge to each person (including any beneficial owner) to whom a prospectus is delivered, on the written or oral request of any such person, a copy of any or all of these filings (other than the exhibits to such documents, unless that exhibit is specifically incorporated by reference in that filing). Requests should be directed to:
U.S. Bancorp
800 Nicollet Mall
Minneapolis, Minnesota 55402
Attn: Investor Relations Department
(866) 775-9668

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U.S. BANCORP
We are a financial services holding company headquartered in Minneapolis, Minnesota, serving millions of local, national and global customers. We are registered as a bank holding company under the Bank Holding Company Act of 1956 (the “BHC Act”), and have elected to be treated as a financial holding company under the BHC Act. We provide a full range of financial services, including lending and depository services, cash management, capital markets, and trust and investment management services. We also engage in credit card services, merchant and ATM processing, mortgage banking, insurance, brokerage and leasing. We are the parent company of U.S. Bank National Association.
Our common stock is traded on the New York Stock Exchange under the ticker symbol “USB.” Our principal executive offices are located at 800 Nicollet Mall, Minneapolis, Minnesota 55402, and the contact telephone number is (866) 775-9668.
We refer you to the documents incorporated by reference into this prospectus, as described in the section “Where You Can Find More Information,” for more information about us and our businesses.
DESCRIPTION OF THE SECURITIES
The outstanding securities being offered by use of this prospectus consist of senior notes, subordinated notes, common stock, preferred stock, depositary shares, warrants to purchase debt securities, common stock, preferred stock or depositary shares, purchase contracts and units previously registered under the following registration statements of U.S. Bancorp: 333-237082, 333-217413; 333-195373; 333-173636; 333-150298; and 333-132297. The descriptions of the securities being offered hereby are contained in the prospectuses and supplements thereto (each, a “disclosure document”) pursuant to which such securities were initially offered that are contained in or deemed a part of the registration statements referred to above. The instruments governing such securities and other exhibits in respect of such securities were filed as exhibits or incorporated by reference in such registration statements. Such disclosure documents and exhibits are incorporated by reference into this prospectus except that information contained in such disclosure documents that (i) constitutes a description of U.S. Bancorp or (ii) incorporates by reference any information contained in our current or periodic reports filed with the SEC that is superseded by the information in this prospectus.
PLAN OF DISTRIBUTION
This prospectus, together with the disclosure documents describing the terms of the specific securities being offered and sold, may be used by affiliates of U.S. Bancorp, including U.S. Bancorp Investments, Inc., in connection with offers and sales related to market-making transactions in the senior notes, subordinated notes, common stock, preferred stock, depositary shares, warrants to purchase debt securities, common stock, preferred stock or depositary shares, purchase contracts and units referred to above. These affiliates of U.S. Bancorp may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. U.S. Bancorp will not receive any of the proceeds of such sales. These affiliates of U.S. Bancorp, including U.S. Bancorp Investments, Inc., do not have any obligation to make a market in the above referenced securities and may discontinue their market-making activities at any time without notice, in their sole discretion.
U.S. Bancorp Investments, Inc. is a member of FINRA and may participate in distributions of the securities referenced on the cover page of this prospectus. Accordingly, because U.S. Bancorp Investments, Inc. has a conflict of interest pursuant to FINRA Rule 5121, such participation in the offerings of such securities will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121.
USE OF PROCEEDS
U.S. Bancorp will not receive any of the proceeds from the sale of the securities referenced in this prospectus. All secondary market offers and sales made pursuant to this prospectus and any disclosure document describing the terms of the specific series of securities being offered and sold will be for the accounts of the broker-dealer affiliates of U.S. Bancorp in connection with market-making transactions.

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EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of our internal control over financial reporting as of December 31, 2022, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
Deloitte & Touche LLP, an independent auditor, has audited the consolidated financial statements of MUFG Union Bank, N.A. as of and for the year ended December 31, 2021 incorporated by reference in this prospectus by reference to U.S. Bancorp’s Current Report on Form 8-K/A filed on February 16, 2023, as stated in its reports. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

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U.S. Bancorp
DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
WARRANTS
PURCHASE CONTRACTS
UNITS

PROSPECTUS

March 10, 2023

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth estimated fees and expenses (all of which will be borne by the registrant unless otherwise provided in the applicable prospectus supplement) incurred in connection with the issuance and distribution of the securities being registered hereby (other than any underwriting discounts and commissions).
SEC registration fee	$ (1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Trustee, depositary and transfer agent fees and expenses	(2)
Rating agency and listing fees	(2)
Printing and engraving expenses	(2)
Miscellaneous	(2)
TOTAL	$ (2)

(1)
Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). See Exhibit 107 to this registration statement for additional details.

(2)
These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers.
Section 102 of the Delaware General Corporation Law (the “DGCL”) allows a corporation to eliminate the personal liability of directors or officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where the director or officer breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware law, obtained an improper personal benefit or, with respect to any officer, in any action by or in the right of the corporation.
Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation’s request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acted in good faith and in a manner he or she reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred in the defense or settlement of such action and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions, no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of duties to the corporation, unless the court believes that in light of all the circumstances, indemnification should apply.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, shall be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered on the books containing the minutes of the meetings of the board of directors at the time such actions occurred or immediately after such absent director receives notice of the unlawful acts.
Article Eighth of U.S. Bancorp’s Restated Certificate of Incorporation provides that a director will not be personally liable to U.S. Bancorp or its stockholders for monetary damages for a breach of fiduciary duty as a director, except that a director’s liability will not be eliminated or limited to the extent provided by applicable law (1) for any breach of the director’s duty of loyalty to U.S. Bancorp or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction for which the director derived an improper personal benefit.
The bylaws of U.S. Bancorp provide that the officers and directors of U.S. Bancorp and certain others will be indemnified to substantially the same extent permitted by Delaware law and require U.S. Bancorp to advance litigation expenses upon receipt of an undertaking by or on behalf of a director or officer to repay such advances if it is ultimately determined that such director or officer is not entitled to indemnification. The indemnification provisions contained in the bylaws of U.S. Bancorp are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.
In addition, U.S. Bancorp maintains a standard policy of officers’ and directors’ insurance.
In connection with an offering of the securities registered hereunder, the registrant may enter into an underwriting or distribution agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the registrant against certain liabilities, including liabilities under the Securities Act.
Item 16.   Exhibits.
The exhibits filed (unless otherwise noted) as a part of this registration statement are as follows:
Exhibits
1.1*	Form of Underwriting or Distribution Agreement with respect to certain securities.
4.1	Restated Certificate of Incorporation of U.S. Bancorp (incorporated by reference to Exhibit 3.4 to U.S. Bancorp’s Current Report on Form 8-K filed on April 20, 2022).
4.2	Amended and Restated Bylaws of U.S. Bancorp (incorporated by reference to Exhibit 3.1 to U.S. Bancorp’s Current Report on Form 8-K filed on April 20, 2021).
4.3**	Indenture dated as of October 1, 1991 between U.S. Bancorp and Citibank, N.A., as Senior Trustee (incorporated by reference to Exhibit 4.1 to U.S. Bancorp’s Current Report on Form 8-K dated November 12, 1991).
4.4	First Supplemental Indenture dated as of April 21, 2017 between U.S. Bancorp and Citibank, N.A., as Senior Trustee (incorporated by reference to Exhibit 4.1 to U.S. Bancorp’s Current Report on Form 8-K dated April 21, 2017).
4.5**	Indenture dated as of October 1, 1991 between U.S. Bancorp and Citibank, N.A., as Subordinated Trustee (incorporated by reference to Exhibit 4.2 to U.S. Bancorp’s Current Report on Form 8-K dated November 12, 1991).
4.6**	First Supplemental Indenture dated as of April 1, 1993 between U.S. Bancorp and Citibank, N.A., as Subordinated Trustee (incorporated by reference to Exhibit 4.1 to U.S. Bancorp’s Current Report on Form 8-K dated April 26, 1993).
4.7	Second Supplemental Indenture dated April 21, 2017 (incorporated by reference to Exhibit 4.2 to U.S. Bancorp’s Current Report on Form 8-K dated April 21, 2017).
4.8*	Form of Debt Security.
4.9	Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 to U.S. Bancorp’s registration statement on Form S-8 dated August 1, 1997).

Exhibits
4.10*	Form of Preferred Stock certificate.
4.11*	Form of Certificate of Designation for Preferred Stock.
4.12*	Form of Deposit Agreement.
4.13*	Form of Depositary Receipt (included as part of Exhibit 4.12).
4.14*	Form of Warrant Agreement.
4.15*	Form of Warrant Certificate (included as part of Exhibit 4.14).
4.16*	Form of Purchase Contract Agreement.
4.17*	Form of Unit Agreement.
4.18*	Form of Unit Certificate (included as part of Exhibit 4.17).
5.1	Opinion of Mayer Brown LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Mayer Brown LLP (included in Exhibit 5.1).
24.1	Power of Attorney.
25.1	Form T-1 Statement of Eligibility of Citibank, N.A. to act as Senior Trustee under the Senior Indenture.
25.2	Form T-1 Statement of Eligibility of Citibank, N.A. to act as Subordinated Trustee under the Subordinated Indenture.
107	Filing Fee Table

*
To be filed, if necessary, by amendment or pursuant to a report filed with the SEC under the Exchange Act and incorporated herein by reference.

**
Paper filing.

Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (17 C.F.R. § 424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 (17 C.F.R. § 239.13) or Form F-3 (17 C.F.R. § 239.33) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section

15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (17 C.F.R. § 230.424(b)) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (17 C.F.R. § 230.424(b)(3)) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (17 C.F.R. § 230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (17 C.F.R. § 230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of the registrant’s securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (17 C.F.R. § 230.424);
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes to file applications for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 10, 2023.
U.S. BANCORP
By:	/s/ ANDREW CECERE
Andrew Cecere Chairman, President and Chief Executive Officer (principal executive officer)
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signatures	Title	Date
/s/ ANDREW CECERE Andrew Cecere	Chairman, President and Chief Executive Officer and Director (principal executive officer)	March 10, 2023
/s/ TERRANCE R. DOLAN Terrance R. Dolan	Vice Chair and Chief Financial Officer (principal financial officer)	March 10, 2023
/s/ LISA R. STARK Lisa R. Stark	Executive Vice President and Controller (principal accounting officer)	March 10, 2023
WARNER L. BAXTER* Warner L. Baxter	Director	March 10, 2023
DOROTHY J. BRIDGES* Dorothy J. Bridges	Director	March 10, 2023
ELIZABETH L. BUSE* Elizabeth L. Buse	Director	March 10, 2023
ALAN B. COLBERG* Alan B. Colberg	Director	March 10, 2023
KIMBERLY N. ELLISON-TAYLOR* Kimberly N. Ellison-Taylor	Director	March 10, 2023
KIMBERLY J. HARRIS* Kimberly J. Harris	Director	March 10, 2023
ROLAND A. HERNANDEZ* Roland A. Hernandez	Director	March 10, 2023
OLIVIA F. KIRTLEY* Olivia F. Kirtley	Director	March 10, 2023
RICHARD P. MCKENNEY* Richard P. McKenney	Director	March 10, 2023

Signatures	Title	Date
YUSUF I. MEHDI* Yusuf I. Mehdi	Director	March 10, 2023
LORETTA E. REYNOLDS* Loretta E. Reynolds	Director	March 10, 2023
JOHN P. WIEHOFF* John P. Wiehoff	Director	March 10, 2023
SCOTT W. WINE* Scott W. Wine	Director	March 10, 2023

*
James L. Chosy, by signing his name hereto, does hereby sign this document on behalf of each of the above named directors of the registrant pursuant to powers of attorney duly executed by such persons.

By:	/s/ JAMES L. CHOSY
James L. Chosy Attorney-in-fact